Exhibit 1.1

LUMINENT MORTGAGE CAPITAL, INC.

                             Shares of Common Stock

UNDERWRITING AGREEMENT

                    , 2003

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

CREDIT SUISSE FIRST BOSTON LLC

JMP SECURITIES LLC

FLAGSTONE SECURITIES, LLC

as Representatives of the several Underwriters

c/o Friedman, Billings, Ramsey & Co., Inc.

1001 Nineteenth Street North, 18th Floor

Arlington, Virginia 22209

Dear Sirs:

Luminent Mortgage Capital, Inc., a Maryland corporation (the “Company”), and each selling stockholder listed on Schedule I hereto (collectively, the “Selling Stockholders”), confirm their agreement with each of the Underwriters listed on Schedule II hereto (collectively, the “Underwriters”), for whom you are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company of                          (                ) shares and the sale by the Selling Stockholders of                          (                ) shares (collectively, the “Initial Shares”) of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) (with each Selling Stockholder offering the respective number of shares of Common Stock set forth opposite the name of such Selling Stockholder under the heading “Number of Initial Shares to be Sold” in Schedule I hereto) and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule II hereto, and (ii) the grant of the option to the Underwriters described in Section 1(b) hereof to purchase from the Company all or any part of                              (                ) additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, as set forth in Schedule I hereto. The                      shares of Common Stock to be purchased by the Underwriters from the Company and the Selling Stockholders and all or any part of the                      shares of Common Stock subject to the option described in Section l(b) hereof are hereinafter called, collectively, the “Shares.”

The Company and the Selling Stockholders understand that the Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus (as defined below).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-107984) relating to the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments to such registration statement and such preliminary and final prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement has been declared effective under the Securities Act by the Commission. Such registration statement, as amended at the time it became effective, including all information deemed to be a part of the registration statement (whether by incorporation by reference, pursuant to Rule 430A(b) of the Securities Act Regulations or otherwise), is hereinafter called the “Registration Statement,” except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), “Registration Statement” shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof or supplements thereto, and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the “Preliminary Prospectus.” The term “Prospectus” means the prospectus in the form included in the Registration Statement at the time of effectiveness, or if Rule 430A of the Securities Act Regulations is relied upon, the term “Prospectus” shall mean the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The Company and the Underwriters agree as follows:

1. Sale and Purchase:

(a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $                     for the Common Stock, (i) the Company agrees to sell to each Underwriter an aggregate of                      of the Initial Shares and (ii) the Selling Stockholders agree to sell to the Underwriters an aggregate of                      of the Initial Shares, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Initial Shares set forth in Schedule II opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to purchase                      (                ) shares of Common Stock to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

2. Payment and Delivery:

(a) Initial Shares. Payment of the purchase price for the Initial Shares shall be made to the Company with respect to the Initial Shares sold by it and to the Selling Stockholders (or to the Custodian, as defined below) with respect to the Initial Shares sold by the Selling Stockholders by wire transfer of immediately available funds at the offices of O’Melveny & Myers LLP, located at 275 Battery Street, Suite 2600, San Francisco, California, 94111 (unless another place shall be agreed upon by the Representatives and the Company) against delivery of the certificates for the Initial Shares to the Representatives for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Representatives and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time.” Unless the Representatives elect to take delivery of the Initial Shares by credit through full FAST transfer to the accounts at The Depository Trust Company designated by the Representatives, certificates for the Initial Shares shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall specify. For the purpose of expediting the checking of the certificates for the Initial Shares by the Representatives, the Company and the Selling Stockholders agree to make such certificates available to the Representatives for such purpose at least one full business day preceding the Closing Time.

(b) Option Shares. In addition, payment of the purchase price for the Option Shares shall be made to the Company by wire transfer of immediately available funds at the offices of O’Melveny & Myers LLP located at the location indicated in Section 2(a) above (unless another place shall be agreed upon by the Representatives and the Company) against delivery of the certificates for the Option Shares to the Representatives for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on each Date of Delivery determined pursuant to Section 1(b) above. Unless the Representatives elect to take delivery of the Initial Shares by credit through full FAST transfer to the accounts at The Depository Trust Company designated by the Representatives, certificates for the Option Shares shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall specify. For the purpose of expediting the checking of the certificates for the Option Shares by the Representatives, the Company agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the relevant Date of Delivery.

3. Representations and Warranties of the Company and the Selling Stockholders:

3.1. The Company represents and warrants to the Underwriters that:

(a) the Company has an authorized capitalization as set forth in the Preliminary Prospectus and Prospectus under the caption “Capitalization”; all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as disclosed in the Preliminary Prospectus and Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(b) the Company has no Subsidiaries (each corporation, partnership, joint venture or limited liability company in which the Company owns at least fifty percent (50%) of the equity interests of such corporation, partnership, joint venture or limited liability company shall be a “Subsidiary” of the Company);

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own its properties, to conduct its business as described in the Registration Statement and Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(d) the Company is duly qualified or licensed by each jurisdiction in which it conducts its business and in which the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company (a “Material Adverse Effect on the Company”), and the Company is duly qualified, and in good standing, in each jurisdiction in which it owns or leases real property or maintains an office and in which such qualification is necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on the Company; the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association, provided that for purposes of this paragraph, the mortgage-backed securities owned by the Company shall not be deemed capital stock, equity securities or ownership interests;

(e) the Company is in material compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments necessary to conduct the business now operated by it and has not received or any notice of changes in existing federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments that, if modified adversely to the Company would have a Material Adverse Effect on the Company;

(f) the Company is not in breach of or in default under (nor has any event occurred that with notice, lapse of time, or both, would constitute a breach of, or default under)

its articles of incorporation or by-laws (collectively, the “Company Charter Documents”), or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties is bound, except for such breaches or defaults that would not have a Material Adverse Effect on the Company; the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated hereby will not: (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Company Charter Documents, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company, except in the case of clause (i)(B) and this clause (ii) for such breaches, defaults, liens, charges, claims or encumbrances which would not have a Material Adverse Effect on the Company;

(g) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(h) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated hereby, and its sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (ii) such approvals as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, in connection with the approval of the quotation of the Shares on the New York Stock Exchange, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and (iv) such approvals as may be required by the rules of the National Association of Securities Dealers, Inc. (“NASD”);

(i) the Company possesses all certificates, authorizations or permits required to be issued by appropriate governmental agencies or bodies in order to conduct its business as described in the Prospectus and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined or modified adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect on the Company;

(j) the Registration Statement is effective (and any Rule 462(b) Registration Statement will become effective) under the Securities Act and no stop order suspending the effectiveness of the Registration Statement (or any Rule 462(b) Registration Statement) has been issued under the Securities Act and, to the Company’s knowledge, no proceedings for that purpose have been instituted or are pending or are threatened by the Commission and any request on the part of the Commission for additional information has been complied with;

(k) the Preliminary Prospectus and the Registration Statement comply and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof);

(l) the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(m) all legal or governmental proceedings, contracts or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required, and such descriptions present fairly the information required to be shown;

(n) there are no actions, suits, proceedings, or, to the knowledge of the Company, inquiries or investigations, pending or, to the knowledge of the Company, threatened against the Company or any of the officers or directors of the Company or to which the properties, assets or rights of the Company are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which would be reasonably likely to result in a judgment, decree, award or order having a Material Adverse Effect on the Company;

(o) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of operations and changes in financial position and cash flows of the Company for the periods specified; such financial statements, including the notes thereto, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and in accordance with Regulations S-X promulgated by the Commission; and the financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions “Selected Financial Data” and “Capitalization” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus;

(p) Deloitte & Touche LLP, whose reports on the audited financial statements of the Company are filed with the Commission as part of the Registration Statement and Prospectus, is and was, to the Company’s knowledge, during the periods covered by its reports, independent public accountants as required by the Securities Act and the Securities Act Regulations;

(q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (i) any material adverse change in the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company, contemplated or entered into by the Company which is outside the ordinary course of the Company’s business, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, which is material to the Company and which is outside the ordinary course of the Company’s business or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(r) the Shares, the Management Agreement (as defined below) and the Registration Rights Agreement (as defined below) conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

(s) there are no persons with registration or other similar rights to have any equity securities of the Company, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, other than pursuant to the Registration Rights Agreement dated as of June 11, 2003 (the “Registration Rights Agreement”), by and between the Company and FBR or the Management Agreement dated as of June 11, 2003 (the “Management Agreement”), by and between the Company and Seneca Capital Management, LLC, a California limited liability company (“Seneca”);

(t) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the Company Charter Documents, under any agreement to which the Company is a party;

(u) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v) neither the Company nor any of its affiliates, except for affiliates of the Company who are associated or affiliated with Seneca, (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the NASD) any member firm of the NASD;

(w) any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

(x) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Company Charter Documents and the requirements of the New York Stock Exchange;

(y) the Company is not in breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), the Management Agreement except for set breaches or defaults that would not have a Material Adverse Effect on the Company; the Management Agreement has not been amended, and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity;

(z) the Company does not own or lease any real property; the Company has good title to all personal property owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made of such property by the Company; and any property held under lease by the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property by the Company;

(aa) the Company owns, possesses or can acquire on reasonable terms adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company to conduct its business as described in the Prospectus, and the Company has not received written notice of infringement of or conflict with asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect on the Company;

(bb) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(cc) the Company has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid or will pay on a timely basis all taxes shown as due thereon; and no tax deficiency has been asserted against the Company, nor does the Company know of any tax deficiency which is likely to be asserted against it, which if determined adversely to it could have a Material Adverse Effect on the Company; all tax liabilities are adequately provided for on the books of the Company;

(dd) the Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

(ee) the Company has not, to its knowledge, violated, or received written notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, the violation of any of which would be reasonably expected to have a Material Adverse Effect on the Company;

(ff) neither the Company nor any executive officer or director purporting to act on behalf of the Company, has at any time (i) made any unlawful contributions to any candidate for political office, or failed to disclose fully any such contributions, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law;

(gg) except as otherwise disclosed in the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company to or for the benefit of Seneca or any of the officers or directors of the Company or any of the members of the families of any of them;

(hh) all securities issued by the Company have been issued and sold in material compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and (iii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange;

(ii) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; in connection with this offering, the Company has not distributed and will not distribute any offering materials in connection with the offer and sale of the Shares other than the Preliminary Prospectus, the Prospectus and any related marketing materials developed jointly and approved by the Company and the Representatives;

(jj) the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;

(kk) the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, other than pursuant to this Agreement;

(ll) except for the stockholder demand provisions of Section 857(f)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company, since its date of inception, has been, and upon the sale of the Shares will continue to be, organized and operated in material conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code, for all taxable years commencing with its taxable year ended December 31, 2003; the current and proposed method of operation of the Company as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code presently in effect, and, to the Company’s knowledge, no actions have been taken (or not taken which are required to be taken) by the Company which would cause such qualification to be lost; as of the date of this Agreement, the Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code; as of the date of this Agreement, the Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify as a REIT;

(mm) the Company has retained Deloitte & Touche LLP as its qualified accountants and qualified tax experts, and Deloitte & Touche LLP (i) periodically tests procedures and conduct annual compliance reviews designed to determine compliance with the REIT provisions of the Code and (ii) assists the Company in monitoring what it believes are appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code;

(nn) the Company is not, and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, or an entity “controlled” by an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

(oo) each of the directors of the Company which is designated as an “Independent Director” in the Prospectus is an “Independent Director” as defined in the Amended and Restated Bylaws of the Company; each of the directors of the Company which is designated as “Independent Director” in the Prospectus satisfies the requirements for independence under the Sarbanes-Oxley Act of 2002 and the rules of the New York Stock Exchange and the Chairman of the Audit Committee of the Board of Directors of the Company is a qualified financial expert under the Sarbanes-Oxley Act of 2002.

3.2. Each Selling Stockholder, severally and not jointly, represents and warrant to (as regarding such Selling Stockholder and not any other Selling Stockholder) the Underwriters that:

(a) this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a legal, valid and binding agreement of the Selling Stockholder enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(b) such Selling Stockholder has full legal power and authority to enter into the Custody Agreement and Power of Attorney signed by the Selling Stockholder (the “Custody Agreement and Power of Attorney”); the Custody Agreement and Power of Attorney has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a legal, valid and binding agreement of the Selling Stockholder enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(c) the execution, delivery and performance by such Selling Stockholder of this Agreement and the Custody Agreement and Power of Attorney, and consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the articles of incorporation, or by-laws, or other organizational documents of such Selling Stockholder (if such Selling Stockholder is not an individual), or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which such Selling Stockholder is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to such Selling Stockholder, except in the case of clause (ii) for such breaches or defaults as would not reasonably be expected to have a material adverse effect on such Selling Stockholder’s performance of this Agreement or consummation of any transactions contemplated hereby;

(d) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with such Selling Stockholder’s execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney, its consummation of the transactions contemplated hereby and thereby, and its sale and delivery of the Shares, other than

(i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (ii) such approvals as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, in connection with the approval of the quotation of the Shares on the New York Stock Exchange, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iv) such approvals as may be required by the rules of the NASD and (v) such approvals, authorizations, consents, orders or filings where the failure to obtain such approvals, authorizations, consents, orders or to make such filings as would not reasonably be expected to have a material adverse effect on such Selling Stockholder’s performance of this Agreement or consummation of any transactions contemplated hereby;

(e) delivery of, and payment for, the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances created by the Selling Stockholder;

(f) such Selling Stockholder has, and on the Closing Time and each Date of Delivery will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder;

(g) none of the information contained in the Registration Statement in reliance upon and in conformity with the information concerning such Selling Stockholder and furnished in writing by or on behalf of such Selling Stockholder to the Company expressly for use in the Registration Statement, and any amendment thereto, did or will, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; none of the information contained in the Prospectus in reliance upon and in conformity with the information concerning such Selling Stockholder and furnished in writing by or on behalf of such Selling Stockholder to the Company expressly for use in the Prospectus, or any amendment or supplement thereto, does or will, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h) the Selling Stockholder has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in violation of applicable law;

(i) in connection with this offering, the Selling Stockholder has not offered and will not offer the Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; such Selling

Stockholder has not distributed and will not distribute any Prospectus or other offering materials in connection with the offer and sale of the Shares; and

(j) if the Selling Stockholder is an employee, officer or director of the Company or Seneca, the Selling Stockholder is familiar with and has reviewed the Registration Statement and the Prospectus and has no knowledge that the Registration Statement and Prospectus contains any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances in which they were made, not misleading, and is not prompted to sell the Initial Shares to be sold by the Selling Stockholder by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

4. Certain Covenants:

4.1. The Company hereby agrees with each Underwriter:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

(b) to prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus with the Commission pursuant to Rule 424(b) of the Securities Act Regulations by not later than 10:00 a.m. (New York City time) on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the second business day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations;

(c) to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

(d) to advise the Representatives promptly, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus, or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening in writing of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

(e) to furnish to the Underwriters at the request of any of the Representatives, for a period of two years from the date of this Agreement (i) as soon as reasonably practicable, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as reasonably practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Company; provided, however, any information that is deemed by the Company to be confidential will be subject to the execution and delivery of non-disclosure agreements in favor of the Company.

(f) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to the Prospectus as may be necessary to reflect any such change and to furnish to the Underwriters a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(g) to furnish promptly to each Representative, upon request, a signed copy of the Registration Statement, as initially filed with the Commission, and all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

(h) to furnish to each Representative, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

(i) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus;

(j) to make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

(k) to use its best efforts to effect and maintain the quotation of the Shares on the New York Stock Exchange and to file with such exchange all documents and notices required by such exchange of companies that have securities that are traded thereon;

(l) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

(m) to use its reasonable efforts to meet the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code;

(n) to conduct its affairs in such a manner so as to reasonably ensure that the Company will not be an “investment company” or an entity “controlled” by an investment company within the meaning of the Investment Company Act;

(o) to refrain, during a period of 180 days from the date of the Prospectus, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc. (“FBR”), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the registration and sale of the Shares in accordance with the terms of the Registration Rights Agreement, (C) any shares of Common Stock issued by the Company upon the exercise of an option issued under the Company’s 2003 Employee Stock Incentive Plan or 2003 Outside Advisors Stock Incentive Plan, (D) issuances of options or grants of restricted stock under the Company’s 2003 Employee Stock Incentive Plan or 2003 Outside Advisors Stock Incentive Plan, or (E) any shares of Common Stock issued by the Company in accordance with the Management Agreement as described in the Prospectus;

(p) to not itself, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company; and

(q) if at any time during the 30-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the reasonable opinion of the Representatives the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representatives advising the Company to the effect set forth above, to forthwith prepare, consult with the Representatives concerning the substance of, and disseminate a press release, reasonably satisfactory to the Representatives, or other public statement, responding to or commenting on such rumor, publication or event.

4.2. Each Selling Stockholder hereby agrees with each Underwriter:

(a) to deliver to the Representatives prior to the Closing Time a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States Person) or Form W-9 (if the Selling Stockholder is a United States Person);

(b) to advise the Company and the Underwriters promptly of the happening of any event known to the Selling Stockholder within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations that, in the judgment of the Selling Stockholder, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) not to (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or that may cause or result in, or that might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(d) to cooperate to the extent reasonably necessary to cause any amendments to the Registration Statement to become effective and to perform all covenants and conditions contemplated to be performed by the Selling Stockholder prior to the Closing Time under this Agreement; and

(e) to pay or cause to be paid all transfer taxes with respect to the Initial Shares to be sold by such Selling Stockholder to the Underwriters.

5. Payment of Expenses:

The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the

Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment to Underwriters, dealers, and/or prospective investors), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the preparation, printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the NASD (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares for quotation on the New York Stock Exchange, (viii) making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Representatives and their legal counsel, and (x) the performance of the Company’s other obligations hereunder. Upon the request of the Representatives, the Company will provide funds in advance for filing fees.

Except as set forth in clauses (iv) and (v) of the paragraph immediately above, the Company shall not reimburse the Underwriters for any of their expenses in connection with their activities under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated.

6. Conditions of the Underwriters’ Obligations: The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on the Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company and on the part of the Selling Stockholders in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company and of the Selling Stockholders of their obligations hereunder in all material respects and to the satisfaction of the following further conditions at the Closing Time or on the Date of Delivery, as applicable:

(a) The Representatives shall have received, dated as of the Closing Time and on each Date of Delivery, an opinion of O’Melveny & Myers LLP (which may rely upon the opinion of Ballard Spahr Andrews & Ingersoll LLP to the extent any opinion thereunder pertains to Maryland law), as special corporate counsel for the Company, addressed to and in form and substance satisfactory to the Underwriters covering the matters described in Exhibit A hereto.

(b) The Representatives shall have received, dated as of the Closing Time and on each Date of Delivery, an opinion of Ballard Spahr Andrews & Ingersoll LLP, as special Maryland counsel for the Company, addressed to and in form and substance satisfactory to the Underwriters covering the matters described in Exhibit B hereto.

(c) The Underwriters shall have received at the Closing Time the favorable opinion of Gibson, Dunn & Crutcher LLP, as counsel for the Underwriters, dated the Closing Time, in form and substance satisfactory to the Representatives.

(d) The Representatives shall have received from Deloitte & Touche LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, relating to the financial statements, including any pro forma financial statements, of the Company, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

(e) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

(f) Notification from the Company that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 4.1(b) of this Agreement.

(g) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and, in any such instance, not been waived by the Commission; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and adverse change in the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company shall occur or become known (whether or not arising in the ordinary course of business), and (ii) no transaction which is material and adverse to the Company shall have been entered into by the Company.

(i) The Shares shall have been approved for inclusion in the New York Stock Exchange.

(j) If the issuance and sale of the Initial Shares and/or Option Shares to the Underwriters will result in the Underwriters individually or in the aggregate exceeding the Aggregate Stock Ownership Limit (as defined in the Company Charter Documents) with respect to the Company’s capital stock, then, on or prior to the Closing Time or the relevant Date of Delivery, the Underwriters shall have received from the Company’s Board of Directors a waiver or exemption from the Aggregate Stock Ownership Limit with respect to the issuance and sale of such Shares, in form and substance reasonably satisfactory to the Underwriters.

(k) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements between the date of this Agreement and the Closing Time or the Date of Delivery, as applicable.

(l) The Representatives shall have received lock-up agreements from Seneca and each of the officers and directors of the Company (a “Lock-Up Agreement”) substantially in the form of Exhibit C attached hereto, and such agreements shall be in full force and effect.

(m) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chairman of the Board, President and Chief Executive Officer and its Vice President and Chief Financial Officer, to the effect that, to each of such officer’s knowledge, the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects and the conditions set forth in paragraphs (g), (h) and (i) have been satisfied, in each case as of such date.

(n) The Underwriters shall have received the manager certificate from Seneca (the “Manager Certificate”), substantially in the form attached hereto as Exhibit D;

(o) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus and the performance by the Company of its covenants contained herein and therein, as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request.

(p) Each Selling Stockholder shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus furnished by or on behalf of such Selling Stockholder, and the performance by the Selling Stockholder of its covenants contained herein, as of the Closing Time as the Underwriters may reasonably request.

(q) The Company shall have performed its obligations under this Agreement as are to be performed by the terms hereof and thereof at or before the Closing Time or the relevant Date of Delivery.

7. Termination: The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change in or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise) or management of the Company, whether or not arising in the ordinary course of business, (iii) if there has occurred an outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, (iv) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange or on the Nasdaq Stock Market shall have been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the Nasdaq National Market or by order of the Commission or any other governmental authority, (iv) if any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representatives materially adversely affects or will materially adversely affect the business or operations of the Company which, in the case of a prospective effect, cannot reasonably be expected to be remedied by the Company prior to the occurrence of such effect, (v) if there has been a material disruption in the securities settlement, payment or clearance services in the United States, (vi) if a banking moratorium shall have been declared either by the United States or New York State authorities, or (vii) if any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representatives has a material adverse effect on the securities markets in the United States.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5, 9 and 13 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments: If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters satisfactory to the Company, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter except as set forth in Section 9 (provided that if such default occurs with respect to the Initial Shares after the Closing Time, this Agreement will not terminate as to the Initial Shares or any Option Shares purchased prior to such termination).

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that the Company will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as, if such substituted Underwriter had originally been named in this Agreement.

9. Indemnity and Contribution by the Company, the Underwriters and the Selling Stockholders:

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of the Securities Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Company contained herein, (ii) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or (iv) any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement or such Prospectus (that information being limited to that described in the last sentence of Section 9(c) hereof), provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Preliminary Prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus prepared with the consent of the Representatives and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company with Section 4(b) above).

(b) If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel of its choosing and payment of expenses, provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired or otherwise prejudiced by such failure or delay, and after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except as provided below. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of such action by such indemnified party or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there exists an actual and material conflict of interest between the interests of the Company and such indemnified party in connection with such action (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its prior written consent.

(c) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, each Selling Stockholder, the Company’s directors and officers, and any person who controls the Company within the meaning of the Securities Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, a Selling Stockholder, or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state therein a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth

(i)              and (ii) under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus, the              sentence of the              paragraph and the              sentence of the              paragraph constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3.1(i) and this Section 9.

(d) If any action is brought against the Company, any Selling Stockholder, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to subsection (c) above, the Company, such Selling Stockholder, or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel of its choosing (who shall not, except with the reasonable consent of the Company, be counsel to the Representatives or the Underwriters) and payment of expenses; provided, however, that any failure or delay to so notify the Representatives, as applicable, will not relieve the Representatives or the Underwriters, as applicable, of any obligation hereunder, except to the extent that their ability to defend is actually impaired or otherwise prejudiced by such failure or delay, and after notice from such Underwriter to such indemnified party of its election so to assume the defense thereof, such Underwriter will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except as provided below. The Company, such Selling Stockholder, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, such Selling Stockholder, or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of such action by such indemnified party or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there exists an actual and material conflict of interest between the interests of the Company or such Selling Stockholder and such indemnified party in connection with such action (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the prior written consent of the Representatives.

(e) Each Selling Stockholder agrees, severally and not jointly, to indemnify, defend and hold harmless each Underwriter, and any person who controls the Underwriter within the meaning of the Securities Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Selling Stockholder to the Company or the Underwriters expressly for use in the

Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state therein a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The liability of the Selling Stockholders under the indemnity and contribution provisions of this Section 9 shall not, in the aggregate, exceed the total proceed from the offering (net of underwriting discounts and commissions) received by the Selling Stockholders.

(f) If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against a Selling Stockholder pursuant to subsection (e) above, such Underwriter shall promptly notify the Selling Stockholder in writing of the institution of such action, and such Selling Stockholder shall assume the defense of such action, including the employment of counsel of its choosing and payment of expenses; provided, however, that any failure or delay to so notify the Selling Stockholder will not relieve the Selling Stockholder of any obligation hereunder, except to the extent that the Selling Stockholder’s ability to defend is actually impaired or otherwise prejudiced by such failure or delay, and after notice from the Selling Stockholder to such indemnified party of its election so to assume the defense thereof, the Selling Stockholder will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except as provided below. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Selling Stockholder in connection with the defense of such action, or the Selling Stockholder shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of such action by such indemnified party or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there exists an actual and material conflict of interest between the interests of the Selling Stockholder and such indemnified party in connection with such action (in which case the Selling Stockholder shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Selling Stockholder and paid as incurred (it being understood, however, that the Selling Stockholder shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Selling Stockholder shall not be liable for any settlement of any such claim or action effected without its prior written consent.

(g) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a), (b), (c), (d), (e) and (f) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and by the Selling Stockholders, bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action which is the subject of this subsection (e).

(h) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (g)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, the Selling Stockholders shall not, in the aggregate, be required to contribute any amount in excess of the total proceeds from the offering (net of underwriting discounts and commissions) received by the Selling Stockholders. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

10. Survival: The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of the Securities Act, or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of the Securities Act, and shall survive any termination of this Agreement or the issuance, the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, 18th Floor, Arlington, Virginia 22209, Attention: Syndicate Department; (facsimile: (703) 312-9698); if to the Selling Stockholders, shall be sufficient in all respects if delivered or sent to the address set forth on the applicable Custody Agreement and Power of Attorney; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 909 Montgomery Street, Suite 500, San Francisco, California 94133, Attention: Christopher J. Zyda; (facsimile (415) 486-2111), with a copy to O’Melveny & Myers LLP, 275 Battery Street, 26th Floor, San Francisco, California 94111, Attention: Peter T. Healy, Esq.; (facsimile: (415) 984-8701).

12. Merger: This Agreement constitutes the entire agreement between the Company and the Underwriters and, at the Closing Time, shall supersede and cancel any and all prior discussions, negotiations, undertakings, agreements in principle or other oral or written agreements between the parties relating to the subject matter hereof, including the offering of Shares hereby.

13. Governing Law; Headings: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts and Facsimile Signatures: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Sections 9 and 10.

[Signatures on following page]

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters.

Very truly yours,

LUMINENT MORTGAGE CAPITAL, INC.

By:

Name:
Title:

SELLING STOCKHOLDERS

By:

Name:
	Title:	Attorney-in-Fact

Accepted and agreed to as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

CREDIT SUISSE FIRST BOSTON LLC

JMP SECURITIES LLC

FLAGSTONE SECURITIES, LLC

For themselves and as Representatives of the several Underwriters named in Schedule II hereto

By:	FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:

	Name:	James Kleeblatt
	Title:	Senior Managing Director

S-1

Schedule I

SELLING STOCKHOLDERS

	Selling Stockholder	Number of Initial Shares to be Sold	Maximum Number of Option Shares to be Sold
1.

Schedule I

Schedule II

UNDERWRITERS

Underwriter	Number of Initial Shares to be Purchased	Maximum Number of Option Shares to be Purchased
Friedman, Billings, Ramsey & Co., Inc.
Credit Suisse First Boston LLC
JMP Securities LLC
Flagstone Securities, LLC

Total

Schedule II